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                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Golden State Bancorp Inc.
             ......................................................
             (Exact name of registrant as specified in its charter)

                     Delaware                          95-4642135
         ..............................................................
         (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)          Identification No.)

         135 Main Street, San Francisco, California         94105
         ..............................................................
          (Address of Principal Executive Offices)        (Zip Code)

                 California Federal Employees' Investment Plan
         ..............................................................
                            (Full title of the plan)

                              James R. Eller, Jr.
                       Senior Vice President and Counsel
                California Federal Bank, A Federal Savings Bank
                           135 Main Street, 4th Floor
                        San Francisco, California 94105
         ..............................................................
                    (Name and address of agent for service)

                                 (415)904-1339
         ..............................................................
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                                       Proposed
                                                       maximum
                                    Proposed           aggregate   Amount of
Title of securities  Amount to be   maximum offering   offering    registration
 to be registered    registered(1)  price per uni(2)   price       fee(2)
-------------------------------------------------------------------------------
Common Stock of       2,500,000       $18.96875       $47,421,875   $13,183.29
Golden State
Bancorp Inc.
-------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such number of additional shares of Common Stock that may become available for purchase under the plan in the event of certain changes in the outstanding shares of Common Stock, including, among other things, reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits and reclassifications. In addition, pursuant to Rule 416(c) under such Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

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(2) Calculated pursuant to Rule 457(h)(1)and Rule 457(c) of the Securities Act
of 1933, using a price of $18.96875, which was the average of the high and low prices of Golden State Bancorp Inc.'s common stock on the New York Stock Exchange on November 20, 1998.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    Golden State Bancorp Inc. ("Golden State") and the California Federal Employees' Investment Plan (the "Plan") hereby incorporate by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

    (1) Golden State's Annual Report on Form 10-K for the year ended June 30, 1998 filed with the Commission pursuant to Section 13 of the Exchange Act ("Golden State's Fiscal 1998 10-K");

    (2) Golden State's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and Golden State's Current Reports on Form 8-K dated July 21, 1998 and September 14, 1998, in each case filed with the Commission pursuant to Section 13(a) of the Exchange Act; and

    (3) The description of Golden State's common stock set forth under "Description of Company Common Stock" in Golden State's Registration Statement on Form S-3 filed with the Commission on May 29, 1997, together with any amendment or report filed by Golden State with the Commission for the purpose of updating such information.

    All documents subsequently filed by Golden State with the Commission, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The General Corporation Law of the State of Delaware, the state of incorporation of Golden State, and the bylaws of Golden State, provide for indemnification of directors and officers of Golden State. Section 145 of the Delaware General Corporation Law provides

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generally that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed suit by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation against reasonable expenses, including attorneys' fees, judgments, fines and settlements if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified is made by a majority of the disinterested directors, independent legal counsel or stockholders.

    Directors and officers of Golden State and its subsidiaries are covered under blanket policies of directors' and officers' liability insurance taken out by Mafco Holdings Inc.

ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8 EXHIBITS

    4.1 Certificate of Incorporation of Golden State. Incorporated by reference to Exhibit 3.1 of Golden State's Fiscal 1998 10-K.

    4.2 Articles of Amendment to Golden State's Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 of Golden State's Fiscal 1998 10-K.

    4.2 Bylaws of Golden State, as amended. Incorporated by reference to
Exhibit 3.3 of Golden State's Fiscal 1998 10-K.

    4.3. Warrant Agreement dated as of February 23, 1993 between Glendale Federal Bank, Federal Savings Bank ("Glendale Federal") and Chemical Trust Company of California ("Chemical"), as amended by Amendment No. 1 dated July 24, 1997 by and among Glendale Federal, ChaseMellon Shareholder Services LLC as successor to Chemical, and Golden State. Incorporated by reference to Exhibit
4.3 of Golden State's Fiscal 1998 10-K.

    4.4 Warrant Agreement dated as of August 23, 1993 between Glendale Federal and Chemical, as amended by Amendment No. 1 dated July 24, 1997 by and among Glendale Federal, ChaseMellon Shareholder Services LLC as successor to Chemical, and Golden State. Incorporated by reference to Exhibit 4.4 of Golden State's Fiscal 1998 10-K.

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    4.5  Warrant Agreement dated as of May 4, 1998 between Golden State and
ChaseMellon Shareholder Services, LLC. Incorporated by reference to Exhibit 4.5 of Golden State's Fiscal 1998 10-K.

    5    Legal Opinion of Orrick, Herrington & Sutcliffe LLP.

    23.1 Consent of KPMG Peat Marwick LLP.

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP. Included in Exhibit 5 above.

ITEM 9. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect of the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(d) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel, the matter has been settled by

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controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 23rd day of November, 1998.

                                       GOLDEN STATE BANCORP INC.

                                       /s/ Carl B. Webb
                                       -----------------------------------------
                                       By: Carl B. Webb
                                           President and Chief Operating Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE              CAPACITY                      DATE

 /s/ Gerald J. Ford             Chairman of the Board,        November 23, 1998
----------------------------    Chief Executive Officer
Gerald J. Ford                  And Director

                                Director                      November   , 1998
----------------------------
Ronald O. Perelman

/s/ Paul M.Bass, Jr.            Director                      November 23, 1998
----------------------------
Paul M. Bass,  Jr.

/s/ George W. Bramblett, Jr.    Director                      November 23, 1998
----------------------------
George W. Bramblett, Jr.

/s/ Bob Bullock                 Director                      November 23, 1998
----------------------------
Bob Bullock

/s/ Brian P. Dempsey            Director                      November 23, 1998
----------------------------
Brian P. Dempsey

                                Director                      November   , 1998
----------------------------
Howard Gittis

/s/ John F. King                Director                      November 23, 1998
----------------------------
John F. King

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/s/ John F. Kooken              Director                      November 23, 1998
----------------------------
John F. Kooken

/s/ Gabrielle K. McDonald       Director                      November 23, 1998
----------------------------
Gabrielle K. McDonald

/s/ Thomas S. Sayles            Director                      November 23, 1998
----------------------------
Thomas S. Sayles

/s/ Lynn Schenk                 Director                      November 23, 1998
----------------------------
Lynn Schenk

/s/ Robert Setrakian            Director                      November 23, 1998
----------------------------
Robert Setrakian

/s/ Cora M. Tellez              Director                      November 23, 1998
----------------------------
Cora M.Tellez

/s/ Carl B. Webb                President, Chief              November 23, 1998
----------------------------    Operating Officer and
Carl B. Webb                    Director

/s/ Richard H. Terzian          Executive Vice President      November 23, 1998
----------------------------    and Chief Financial Officer
Richard H. Terzian

/s/ Renee Nichols Tucei         Senior Vice President and     November 20, 1998
----------------------------    Controller
Renee Nichols Tucei


    The Plan. Pursuant to the requirements of the Securities Act of 1933, California Federal Bank, A Federal Savings Bank, as administrator of the California Federal Employees' Investment Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 20, 1998.

             CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK, as
             Administrator of the California Federal Employees' Investment Plan

             By: /s/ Elizabeth Sefcheck
                ---------------------------------------------------------------
                 Elizabeth Sefcheck
                 First Vice President and Benefits Planning Manager

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                                 EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION

    4.1 Certificate of Incorporation of Golden State. Incorporated by reference to Exhibit 3.1 of Golden State's Fiscal 1998 10-K.

    4.2 Articles of Amendment to Golden State's Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 of Golden State's Fiscal 1998 10-K.

    4.2     Bylaws of Golden State, as amended. Incorporated by reference to
            Exhibit 3.3 of Golden State's Fiscal 1998 10-K.

    4.3. Warrant Agreement dated as of February 23, 1993 between Glendale Federal Bank, Federal Savings Bank ("Glendale Federal") and Chemical Trust Company of California ("Chemical"), as amended by Amendment No. 1 dated July 24, 1997 by and among Glendale Federal, ChaseMellon Shareholder Services LLC as successor to Chemical, and Golden State. Incorporated by reference to Exhibit 4.3 of Golden State's Fiscal 1998 10-K.

    4.4 Warrant Agreement dated as of August 23, 1993 between Glendale Federal and Chemical, as amended by Amendment No. 1 dated July 24, 1997 by and among Glendale Federal, ChaseMellon Shareholder Services LLC as successor to Chemical, and Golden State. Incorporated by reference to Exhibit 4.4 of Golden State's Fiscal 1998 10-K.

    4.5 Warrant Agreement dated as of May 4, 1998 between Golden State and ChaseMellon Shareholder Services, LLC. Incorporated by reference to
            Exhibit 4.5 of Golden State's Fiscal 1998 10-K.

    5       Legal Opinion of Orrick, Herrington & Sutcliffe LLP.

    23.1    Consent of KPMG Peat Marwick LLP.

    23.2    Consent of Orrick, Herrington & Sutcliffe LLP. Included in
            Exhibit 5 above.